TIMBERLINE SOFTWARE
                                   CORPORATION
                            1998 STOCK INCENTIVE PLAN
                      (AS AMENDED AS OF FEBRUARY 17, 1999)


l. PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") is to enable Timberline Software Corporation, an Oregon corporation (the "Company " ), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company.

2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 11, up to 500,000 shares of Common Stock of the Company (the "Shares") may be offered and issued under the Plan. If an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

3. EFFECTIVE DATE AND DURATION OF PLAN.

(a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors of the Company (the "Board") and approved by the shareholders at the 1998 Annual Meeting of Shareholders. However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned upon and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b) DURATION. No options or stock appreciation rights or awards may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold under the Plan after April 27, 2008. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.



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4. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the "Committee"). The Committee shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and 14. At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist solely of "disinterested" directors as such term is defined from time to time in Rule 16b-3 under the Exchange Act. No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to paragraph 10.

(b) REGULATIONS; INTERPRETATION. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

5. TYPES OF AWARDS; ELIGIBILITY. The Committee may from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights or other awards of stock or awards valued in whole or in part by reference to, or otherwise based on, stock or other property of the Company ("Other Stock Unit Awards") as provided in paragraph 9. Any such awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan; and, provided further, that directors who are not employees shall receive awards only pursuant to paragraph 10. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award.



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6. OPTION GRANTS

(a) GRANT. Each option granted under the Plan shall be evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

(b) INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

     (i) No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

     (ii) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b) (iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

     (iii) Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

     (iv) The option price per share shall be determined by the Committee at the time of grant.

     Subject to paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price for the Common Stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day the option is granted, or if there has been no sale on that date, on the last

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     preceding date on which a sale occurred, or such other reported fair market value of the Common Stock of the Company as shall be properly relied upon by the Committee.

     (v) The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

(c) NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options shall be subject to the following terms and conditions, in addition to the above terms (which are not inconsistent with the following):

     (i) The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 85 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph (b)(iv).

     (ii) Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

(d) EXERCISE OF OPTIONS. Except as provided in paragraph 6(f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. No option may be exercised by an officer or director of the Company within six months of the date of grant. Except as provided in paragraphs 6(f), 11 and 12, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee; provided, however, that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

(e) NONTRANSFERABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death; provided, however, that with the consent of the Committee, Nonstatutory Stock Options may be assigned or transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security

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Act, as amended ("ERISA"), or the rules thereunder. Each option granted under the Plan by its terms shall be exercisable during the optionee' s lifetime only by the optionee, or his or her permitted assignee or transferee pursuant to such a qualified domestic relations order.

(f) TERMINATION OF EMPLOYMENT OR SERVICE.

     (i) In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

     (ii) In the event of the termination of the optionee's employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

     (iii) In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

     (iv) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods to any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

     (v) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.
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(g) PURCHASE OF SHARES. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee' s intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee's intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv). Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by cashier's bank check or by the transfer of immediately available federal funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the stock option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts or property payable to the optionee by the Company or by the parent or subsidiary corporation, including salary and Shares issuable upon exercise of any option under this Plan, subject to applicable law. With the consent of the Committee, an optionee may deliver
Shares to the Company to satisfy the withholding obligation.

7. STOCK BONUSES. The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Company to
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satisfy the withholding obligation. In addition to stock bonus awards hereinabove authorized in this paragraph 7, the Committee may also authorize the issuance of stock bonus Shares in connection with an employee stock ownership plan ("ESOP"), in which case the Shares so authorized shall be issued to and held by the employee stock ownership trust established in connection with the ESOP and approved by the Board. The Committee may only exercise its authority in this regard upon the Board's approval of an ESOP that complies with all applicable provisions of the Code and all other governing laws and the Board's delegation of authority to the Committee to administer the ESOP.

8. STOCK SALES. The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee; provided, however, that in no event shall the consideration be less than 85 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv). Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of Shares issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a purchaser say deliver Shares to the Company to satisfy the withholding obligation.

9. STOCK APPRECIATION RIGHTS AND OTHER STOCK UNIT AWARDS.

     (a) STOCK APPRECIATION RIGHTS.

     (i) GRANT. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

     (ii) EXERCISE.

     (A) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the

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     option, the stock appreciation right or portion thereof to which the option relates terminates. No stock appreciation right granted to an officer or director may be exercised during the first six months following the date of grant.

     (B) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

     (C) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

     (D) For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), as of the trading day preceding the date the stock appreciation right is exercised.

     (E) No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

     (F) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any

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     Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

     (G) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

(b) OTHER STOCK UNIT AWARDS. The Committee shall also be authorized to grant to participants, either alone or in addition to other awards granted under the Plan, awards of Shares and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock or other property. These Other Stock Unit Awards may be paid in Common Stock of the Company, cash, or any other form of property as the Committee shall determine. The Committee shall determine the participants to whom Other Stock Unit Awards are to be made, the times at which such awards are to made, the number of Shares to be granted pursuant to such awards, and all other conditions of such awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Shares so awarded prior to the later of the date on which the Shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. For any such award or Shares subject to any such award, the transferability of which is conditional only on the passage of time, such restriction period shall be a minimum of one (1) year. Shares (including securities convertible into Shares) granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Shares or other securities on the date of grant.

10. OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

(a) AUTOMATIC GRANTS. Upon the adjournment of each annual Shareholder's Meeting, each Non-Employee Director shall automatically be granted a Non-Statutory Stock Option to purchase 5,000 Shares. A "Non-Employee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date the option is granted.

(b) TERMS OF OPTIONS. The exercise price for options granted under this paragraph 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have a 10-year term from the date of grant, unless earlier terminated as provided in paragraph 6(f). The first option granted to any Non-Employee Director under this paragraph 10 shall become exercisable with respect to 20 percent of its underlying Shares
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six months after the date of grant and with respect to the remaining Shares in
20 percent annual increments (measured from the date of grant) so that the option is fully exercisable on and after the fourth anniversary date of grant thereof. Each subsequent option granted to any Non-Employee Director shall become exercisable with respect to 25 percent of its underlying Shares on the first anniversary of the date of grant and with respect to the remaining Shares in 25 percent annual increments (measured from the date of grant) so that the option is fully exercisable on and after the fourth anniversary date of grant thereof.

11. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan; and (ii) in the price and number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant's proportionate interest before and after the occurrence of the event is maintained; provided, however, that this paragraph 11 shall not apply with respect to transactions referred to in paragraph 12. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

12. EFFECT OF REORGANIZATION OR LIQUIDATION.

(a) CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as provided in paragraph 12(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this paragraph 12 as an "Accelerating Event"), any option or stock appreciation right or other stock unit award granted hereunder shall terminate, except as specified in the following sentence, but the optionee shall have the right during the 30-day period immediately prior to any such Accelerating Event to elect to exercise his or her option or stock appreciation right or award, in whole or in part, without any limitation on exercisability; provided, however, that such exercise shall be deemed to occur immediately prior to such Accelerating Event and shall be contingent upon the occurrence of such Accelerating Event. With respect to an option or stock appreciation right or other stock unit award granted to an officer or director less than six months prior to any Accelerating Event, such officer or director shall have the right to require the Company to purchase such option or stock appreciation right or award, at a purchase price computed pursuant to paragraph 12(c) during the 30-day period following the

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expiration of six months following the date of such grant, and this right shall apply even if the option or stock appreciation right or other award has otherwise terminated pursuant to paragraph 6(f) following such Accelerating Event.

(b) STOCK FOR STOCK. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights and other stock unit awards granted hereunder shall be converted into stock appreciation rights and awards measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights or other stock unit awards granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 12(a). The amount and price of converted options, stock appreciation rights and other stock unit awards shall be determined by adjusting the amount and price of the options or stock appreciation rights or other awards granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

(c) PURCHASE PRICE FOR CERTAIN OFFICERS AND DIRECTORS. With respect to an option, right or other award granted to an officer or director less than six months prior to an Accelerating Event, the purchase price payable pursuant to paragraph 12(a) shall be the product of (A) the excess, if any, of the purchase price paid for each Share in the Accelerating Event over the award price, multiplied by (B) the number of Shares covered by the option, stock appreciation right or other stock unit award. However, no right to require the purchase of any option or stock appreciation right or other stock unit award may be exercised in connection with an Accelerating Event if the purchase price determined under this paragraph 12(c) is negative.

(d) TRANSFERABILITY. The rights set forth in this paragraph 12 shall be transferable only to the extent the related option or stock appreciation right or other stock unit award is transferable.

13. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant options, stock appreciation rights, or other stock unit awards, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided, however, that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, other awards, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

14. AMENDMENT OF PLAN.

(a) AMENDMENT BY BOARD. The Board may at any time and from time to time, modify

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or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(b)(v), 10, 11 and 12, however, no change in an award already granted shall be made without the written consent of the holder of such award.

(b) PARAGRAPH 10 AMENDMENT. Notwithstanding any other provision in the Plan, paragraph 10 may be amended or modified by the Board or the shareholders of the Company only once in any six-month period, except as may be required to comport with changes in the Code, or ERISA, or the rules promulgated thereunder.

15. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company's best interests.

16. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or increase or decrease such employee's compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or any parent or subsidiary corporation of the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or any parent or subsidiary corporation of the Company.

17. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.